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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Equity Investor Fund,
Concept Series, Financial Services Portfolio, 1999 Series A, Defined Asset
Funds:

We hereby consent to the use in this Registration Statement No. 333-83257 of our report dated September 15, 1999, relating to the Statement of Condition of Equity Investor Fund, Concept Series, Financial Services Portfolio, 1999 Series A, Defined Asset Funds and to the reference to us under the heading 'How The Fund Works--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
September 15, 1999